EXHIBIT 99.2

Christiana Bank & Trust Company	REVOCABLE PROXY

This Proxy is solicited on behalf of the Board of Directors of Christiana Bank & Trust Company

for the Special Meeting of Stockholders to be held on December 14, 2007.

The undersigned stockholder of Christiana Bank & Trust Company hereby appoints John A. Herdeg and Zissimos A. Frangopoulos, and each of them, with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of Christiana Bank & Trust Company held of record by the undersigned on October 19, 2007, at the Special Meeting of Stockholders (the “Special Meeting”) to be held at 10:30 a.m., Eastern Time, on December 14, 2007, or at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus, dated [____________], 2007 and upon such other matters as may properly come before the Special Meeting.  The undersigned hereby revokes all prior proxies.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.  If no direction is given, this Proxy will be voted FOR the proposals listed in Items 1, 2 and 3.

PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE

AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

The Board of Directors unanimously recommends a vote FOR the proposals in Items 1, 2 and 3.	I Will Attend Special Meeting. ☐ Please Mark Your Choice Like This in Blue or Black Ink.☒
1.             To consider and vote upon a proposal to approve the Agreement of Reorganization and Merger, dated as of June 25, 2007, by and between National Penn Bancshares, Inc. and Christiana Bank & Trust Company, and the merger of Christiana with a newly-formed acquisition subsidiary of National Penn in which each share of Christiana common stock outstanding immediately prior to the merger would be converted into either $37.69 in cash or 2.241 shares of National Penn common stock, each subject to adjustment as provided for in the merger agreement, and all as further set forth in the merger agreement.

For                      Against          Abstain
 ☐                      ☐                      ☐

2. To consider and vote upon a proposal to adjourn the Special Meeting, if necessary, if more time is needed to solicit proxies. For Against Abstain ☐ ☐ ☐
3. To transact such other business as may properly come before the Special Meeting. For Against Abstain ☐ ☐ ☐
The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement/Prospectus for the Special Meeting dated [____________], 2007.

Signature(s)

Dated:	, 2007

Please sign exactly as your name appears on this proxy.  Joint owners should each sign personally.  If signing as attorney, executor, administrator, trustee or guardian, please include your full title.  Corporate or partnership proxies should be signed by an authorized officer.